Exhibit 24

POWER OF ATTORNEY

The Undersigned, Ram Sewak Sharma, (the “Applicant”), does hereby make, constitute, and appoint Mrs. Meenakshi Jayaraman and Mr. Sundaramurthi Kumar as the Applicant’s true and lawful attorneys-in-fact and Account Administrators, with full power and authority to act in the name, place and stead of the Applicant to:

•	Prepare, complete, sign, submit and deliver Form ID and any related documents as required by the U.S Securities and Exchange Commission (SEC) or other relevant authorities.

•	Create and manage EDGAR access codes or any electronic filing credentials.

•	Execute, amend, or withdraw filings as necessary to comply with applicable securities laws or regulatory requirements.

•	Take any and all such actions as may be necessary or appropriate in connection with the foregoing.

The Applicant hereby gives and grants to the said attorneys-in-fact full power and authority to do and perform all and every act necessary or appropriate in the exercise of the rights and powers herein granted, as fully as the Applicant might or could do if personally present, and hereby ratifies and confirms all lawful actions taken under this power of attorney.

This Power of Attorney shall remain in full force and effect until revoked in writing by the Applicant.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 27th day of February, 2026.

Signature:	/s/ Ram Sewak Sharma

Name: Ram Sewak Sharma

Witnessed by:

Name: A N Aishwarya

Signature:	/s/ A N Aishwarya

Notary Public:

Name, Seal and Signature: /s/ R. Jayachandran

[Seal]